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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 23, 2000
                          ----------------------------
                                (Date of Report)


                               Claimsnet.com inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       001-14665             75-2649230
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)        Identification No.)


          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

         General

         On March 20, 2000, Claimsnet.com inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, HealthExchange.com, Inc., a Delaware corporation ("HEX"), entered into an asset purchase agreement (the "Asset Purchase Agreement") with VHX Company, a Nevada corporation ("VHX"), whereby HEX will acquire substantially all of the properties and assets, the business and goodwill of VHX, including the HealthExchange.com name and HealthExchange.com trademarks, and assume certain liabilities in exchange for
(i) 1,200,000 shares of common stock, par value $.001 per share, (ii) shares of Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and shares of Series B 8% Convertible Redeemable Preferred Stock (the "Series B Preferred Stock," and, together with the Series A Preferred Stock, the "Preferred Stock"), and (iii) the cancellation of certain indebtedness owed by VHX to the Company. The Company estimates that total purchase price to be approximately $32 million.

         Pursuant to the Asset Purchase Agreement, the stated value of the shares of each series of Preferred Stock to be issued shall be determined immediately prior to closing in accordance with the following formula: $15.35 million less (1) the product of 600,000 and the average of the closing sale prices of the Common Stock as quoted on the Nasdaq SmallCap Market on each trading day during the ten-day period terminating on the date immediately prior to March 20, 2000 (the "Trailing Average Closing Price"), and (2) the product of
(a) the principal amount of, and accrued and unpaid interest on, the debt obligations owed by VHX to the Company and (b) 0.5.

         The Preferred Stock is convertible into shares of Common Stock at a conversion price based upon the market value of the Common Stock at a specified time provided that the conversion price cannot be less than $14.00 or greater than $15.00, and provided further that (i) the convertibility of the Preferred Stock has been approved by the stockholders of the Company by March 31, 2001 and
(ii) the performance milestone for the relevant series of Preferred Stock has been satisfied by March 31, 2001. The performance milestone for the Series A Preferred Stock is the existence of 1,000,000 lives covered by the business operation attributable to assets acquired. The performance milestone for the Series B Preferred Stock is the recognition of revenue from 6,000,000 member-months attributable to assets acquired. In the event that the performance milestone of any series of Preferred Stock is not satisfied that series of Preferred Stock will be cancelled. In the event that the performance milestone for any series of Preferred Stock is satisfied by such date, but the required approval by the stockholders of the Company is not obtained by such date, the relevant series of preferred stock will begin on April 1, 2001 to accrued cumulative dividends at the rate of 8% per annum and will be redeemed in equal quarterly installments thereafter for three years out of capital legally available therefor.

         In connection with the Asset Purchase Agreement, HEX will at closing entered into employment agreements with each of Eric Hillerbrand, Jeff Muscarella and Nan P. Smith, the Executive Vice President - Chief Knowledge Officer, Executive Vice President - Business Development, and President, respectively, of VHX, each of whom will serve in various managerial capacities with the Company.
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         About VHX

         VHx is an Internet-based health care infomediary, providing all four core health network constituents, self-insured employers, health plans, doctors and employees/members (consumers), with highly customized administrative services, health and disease management tools, and e-commerce opportunities. Its business is primarily conducted through three customizable, proprietary healthcare products; HealthExchange(TM), BenefitExchange(TM) and CareExchange(TM). Each product is based on secure, scalable application service provider technology that meets all currently proposed federal guidelines for patient record confidentiality.

         The Company believes that VHx's solution is the first of its kind to supply health plans, providers, members and employers with highly customized services, health management tools and content, and e-commerce offerings. Together, the three products provide a comprehensive Internet-based solution aimed at reducing costs and enhancing health plan members' health and overall experience. Through a proprietary suite of Internet tools and e-commerce solutions, VHx facilitates the flow of vital information and transactions between employers, doctors and health plans, and most uniquely, ties the employee/member into the benefit and health management process in a personalized, confidential online relationship. The result is a reduction in health benefit administrative costs for employers and health plans, and improved health outcomes and satisfaction for employees/members. The management of Claimsnet.com knows of no other company that offers an integrated, end-to-end Internet solution that meets these needs for all four vital constituents of the healthcare network.

         VHx Company moved from development stage to operations in the fourth quarter of 1999. John Deere Health ("JDH"), a subsidiary of industry giant, Deere & Co. participated in the pilot development of the products. JDH represents approximately 1,800 employers in addition to Deere & Co. Primary revenue sources for VHx currently include subscription fees (per member per month), transaction fees for e-commerce, co-branding and sponsorship fees and permission marketing fees (for delivering highly focused, permission-based marketing messages to users). VHx has signed product and marketing-related Letters of Intent with Columbia University (clinical data repository with web-based physician/patient access) and Employease.com (web-based HR benefits management), and contracts with Hewlett-Packard (eSpeak(TM) Internet service brokering platform), RX Remedy/Do Health (Healthscout.com content and health risk assessments), VeriSign (digital encryption), Caredata.com (managed care forecasting tools, Citeline search engine, physician credentialing), and eGain (Web-based agent customer support technology).

         The transaction described above is qualified in its entirety by the Asset Purchase Agreement and related documents and subject to various conditions set forth in the Asset Purchase Agreement.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

         It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

         (b) Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

         (c) Exhibits.

         10.1 Form of Asset Purchase Agreement, dated as of March 20, 2000, between Claimsnet.com inc., HealthExchange.com, Inc., and VHX Company.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 28, 2000

                                    CLAIMSNET.COM INC.



                                    By: /s/ Bo W. Lycke
                                        -----------------------------------
                                        Bo W. Lycke
                                        Chairman of the Board of Directors,
                                        President, and Chief Executive Officer